Exhibit 23.3

SRK Consulting	SRK Consulting (U.S.), Inc.
7175 West Jefferson Avenue, Suite 3000
Engineers and Scientists	Lakewood, CO
USA 80235

denver@srk.com
www.srk.com

Tel: 303.985.1333
Fax: 303.985.9947

May 2, 2006

Golden Queen Mining Company Ltd.
6411 Imperial Avenue
Vancouver, British Columbia
Canada V7W 2J5

Re:	Golden Queen Mining Company Ltd. (the “Company”)
Registration Statement on Form SB-2

I am the author of the technical report prepared by SRK Consulting of Lakewood, Colorado, titled “NI 43- 01 Technical Report - Soledad Mountain Project”, dated March 2006 (the “Report”) referred to in the Form SB-2 of the Company dated on or about May 2, 2006 (the "Form SB2"). I, on my own behalf and on behalf of SRK Consulting, hereby consent to being named as an expert in the Form SB2 and to the use of, or reference to, the Report in the Form SB2. I further consent to the filing this consent letter as an exhibit to the Form SB2 to be filed with the U.S. Securities and Exchange Commission.

Yours truly,

SRK Consulting (US), Inc.

/s/ P.I. Clarke

Peter I. Clarke
Principal Mining Engineer